PIPER JAFFRAY

Piper Jaffray Companies, 800 Nicollet Mall, Minneapolis, MN 55402-7020

C O N T A C T
Investor Relations and Corporate Communications
Jennifer A. Olson-Goude
Tel:612 303-6277

FOR IMMEDIATE RELEASE

MINNEAPOLIS – Mar. 1, 2012 – Piper Jaffray Companies (NYSE: PJC) today stated in response to media attention that, in the ordinary course of business, it routinely evaluates corporate development ideas and opportunities.  These include possibilities in the Asia market, such as a joint venture, as the company considers alternatives for improving the performance of its small Hong Kong-based subsidiary.  As it considers these Asia alternatives, however, Piper Jaffray intends to remain an independent public company.

About Piper Jaffray
Piper Jaffray is a leading investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep product and sector expertise with ready access to global capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in Hong Kong, London and Zurich. www.piperjaffray.com

© 2012 Piper Jaffray Companies, 800 Nicollet Mall, Suite 800, Minneapolis, Minnesota 55402-7020

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